EXHIBIT 10.2

[Letterhead]

[DATE]

[Name]

[Address]

Dear _____________,

Insignia Systems, Inc. (the “Company”) thanks you for your past service. The Company recognizes that your contributions to its growth and success have been significant. In appreciation of your past contributions, and as an inducement for you to continue your employment with the Company through at least March 31, 2022, the Company is making you eligible to earn a total retention bonus of $_________, less applicable withholdings (the “Retention Bonus”). Your eligibility to earn and receive some or all of the Retention Bonus is in addition to your ordinary base salary, incentive compensation and benefits, and subject to all terms and conditions identified in this letter agreement.

In order to earn the first fifty percent (50%) of the Retention Bonus (the “First Installment”), you must remain employed by the Company from the date of this letter agreement through March 31, 2022 (the “First Vesting Date”). In order to earn the second fifty percent (50%) of the Retention Bonus (the “Second Installment”), you must remain employed by the Company from the date of this letter through September 30, 2022 (the “Second Vesting Date”). If your employment with the Company ends for any reason before the First Vesting Date, then you will not earn or receive any portion of the Retention Bonus. If your employment with the Company ends for any reason after the First Vesting Date and before the Second Vesting Date, then you will not earn or receive the Second Installment. Any earned First Installment or Second Installment (as applicable) will be paid to you in lump sum, less applicable withholdings, within thirty (30) calendar days after the First Vesting Date or Second Vesting Date (as applicable).

If you remain employed by the Company through the First Vesting Date or the Second Vesting Date, and thereafter your employment with the Company is terminated by you for any reason or by the Company for Cause (as defined below), and your employment separation date is on or before December 31, 2022, then you must repay to the Company all portions of the Retention Bonus received by you no later than thirty (30) calendar days after your last day of employment with the Company. For purposes of this letter agreement, “Cause” has the same meaning as “Cause” as defined in the Insignia Systems, Inc. 2018 Equity Incentive Plan (the “Equity Plan”). For avoidance of doubt, you will not be required to repay any portion of the Retention Bonus previously earned by you per the terms of this letter agreement if (a) the Company terminates your employment without Cause on or before December 31, 2022; (b) your employment with the Company ends as a result of Change in Control (as defined in the Equity Plan); or (c) your employment with the Company ends for any reason on or after January 1, 2023.

In addition, notwithstanding any other language in this letter agreement, if, prior to the First Vesting Date (a) a Change in Control (as defined in the Equity Plan) occurs and (b) your employment with the Company is terminated as of or after the date of the Change in Control and before the First Vesting Date, then you will earn and receive an amount equal to the First Installment amount multiplied by a fraction, the numerator of which is the number of days you are employed by the Company from the date of this letter agreement through your last day of employment with the Company and the denominator of which is the number of days from the date of this letter agreement through the First Vesting Date, less applicable withholdings and payable to you within thirty (30) calendar days after your last day of employment with the Company.

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This letter agreement does not modify the at-will employment relationship between you and the Company. The Company and you each retain the right to terminate your employment with the Company, with or without notice, at any time and for any or no reason.

All matters relating to the interpretation and enforcement of this letter agreement will be governed by the laws of the State of Minnesota. This letter agreement may not be assigned by you. The Company may assign this letter agreement to any successor, parent or affiliate of the Company without further consent by you.

This letter agreement contains the entire agreement and understanding between the Company and you with respect to your eligibility for any retention payments or any other form of retention-based compensation. This letter agreement may not be modified or amended except in a written amendment signed by you and an authorized representative of the Company.

Thank you again for your past and continued service to Insignia!

Sincerely,

[Name]

[Title]

Acknowledgment and Acceptance:

By signing below, I accept and agree to the terms and conditions of this letter agreement as set forth above.

Employee Signature: __________________________ Date: _______________

Print Name: __________________________

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